Exhibit 99.4

THIRD AMENDMENT

OF

UNITEDHEALTH GROUP

401(k) SAVINGS PLAN

(2010 Restatement)

THIS AMENDMENT, made and entered into as of December 21, 2011, by UNITEDHEALTH GROUP INCORPORATED, a Minnesota corporation (the “Principal Sponsor”);

WHEREAS, The Principal Sponsor has heretofore established and maintains an earnings reduction profit sharing plan (the “Plan”) which is embodied in a document dated January 27, 2010, and entitled “UNITEDHEALTH GROUP 401(k) SAVINGS PLAN (2010 Restatement),” (hereinafter referred to as the “401(k) Plan Statement”); and

WHEREAS, The Principal Sponsor has delegated to its Executive Vice President, Human Capital, the power to amend the 401(k) Plan Statement.

NOW, THEREFORE, BE IT RESOLVED, That the 401(k) Plan Statement is hereby amended in the following respects:

1. AMENDMENT TO PLAN ACCOUNT PROVISIONS. Effective on January 1, 2012, Sections 1.1.2.(b)(i)-(ii) of the 401(k) Plan Statement shall be amended to read in full as follows:

(i)	the Employer contributions made in consideration of such Participant’s catch-up elective contributions once the Participant’s Participant Savings Contributions and Participant Roth Contributions for the Plan Year equal or exceed the limitation under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement, together with any increase or decrease thereon,

(ii)	the Participant’s interest, if any, in any catch-up contributions that are transferred from the Participant’s Employee Pre-Tax Contribution Account and Roth Account once the Participant’s Participant Savings Contributions and Participant Roth Contributions for the Plan Year equal or exceed the limitation. under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement, together with any increase or decrease thereon, and

2. AMENDMENT TO PLAN ACCOUNT PROVISIONS. Effective on January 1, 2012, Section 1.1.2.(b) of the 401(k) Plan Statement shall be amended by adding the following paragraph to the end thereof:

The Plan shall maintain separate subaccounts within the Catch-Up Contribution Account to separately account for catch-up elective contributions allocated as pre-tax catch-up elective contributions and Roth catch-up elective contributions, together with any increase or decrease thereon. Distribution of the subaccount containing Roth catch-up elective contributions shall be made in accordance with section 402A of the Code and the regulations issued thereunder.

3. AMENDMENT TO PLAN ACCOUNT PROVISIONS. Effective on January 1, 2012, Section 1.1.2.(n) of the 401(k) Plan Statement shall be amended to read in full as follows:

(n)	Roth Account—The Account maintained for each Participant to which are credited (i) the Employer contributions made in consideration of such Participant’s Participant Roth Contributions pursuant to Section 3.2, together with any increase or decrease thereon, and (ii) the Participant’s interest, if any, in Roth contributions transferred from any of the plans listed in Appendix E, together with any increase or decrease thereon. Distribution of a Participant’s Roth Account shall be made in accordance with section 402A of the Code and the regulations issued thereunder.

4. AMENDMENT TO ELIGIBLE PAY PROVISIONS. Effective on January 1, 2012, Section 1.1.13.(i) of the 401(k) Plan Statement shall be amended to read in full as follows:

(i)	Annual Maximum. A Participant’s Eligible Pay for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code, which is Two Hundred Fifty Thousand Dollars ($250,000) for Plan Years beginning on or after January 1, 2012 (as adjusted under section 401(a)(17)(B) of the Code and by the Secretary of the Treasury for cost-of-living increases). In lieu of requiring a Participant to cease making Participant Savings Contributions and Participant Roth Contributions for a Plan Year after the Participant’s Eligible Pay has reached the annual compensation limit under section 401(a)(17) of the Code for the Plan Year, the annual compensation limit shall be applied with respect to Participant Savings Contributions and Participant Roth Contributions by limiting the total Participant Savings Contributions and Participant Roth Contributions a Participant may make for a Plan Year to the lesser of (i) the product of the Participant’s Eligible Pay for the Plan Year up to the annual compensation limit under section 401(a)(17) of the Code for such Plan Year multiplied by the maximum contribution rate specified in Section 2.4.1 (i.e., 50% of Eligible Pay), or (ii) the dollar limit in effect for that taxable year under section 402(g) of the Code (which is $17,000 for 2012 and which is thereafter adjusted under the Code and by the Secretary of Treasury for cost-of-living increases).

5. AMENDMENT TO PROVIDE ROTH CONTRIBUTIONS. Effective on January 1, 2012, Section 1 of the 401(k) Plan Statement shall be amended by adding the following new Section 1.1.31. and renumbering the remaining subsections of Section 1 (including cross-references) accordingly:

1.1.31. Participant Roth Contributions—the Roth elective contributions made by the Participant to the Plan on an after-tax basis pursuant to Section 3.2.

6. AMENDMENT TO PLAN ELIGIBILITY PROVISIONS FOR ROTH CONTRIBUTIONS. Effective January 1, 2012, Section 2.1. of the 401(k) Plan Statement shall be amended by adding the following new Section 2.1.3:

2.1.3. Participant Roth Contributions. Each employee who is hired or rehired into Recognized Employment shall become a Participant eligible to affirmatively elect Participant Roth Contributions pursuant to Section 2.3 as soon as administratively practicable following such employee’s Employment Commencement Date. If the employee is not initially hired into Recognized Employment, the employee shall become a Participant eligible to affirmatively elect Participant Roth Contributions as soon as administratively practicable following the date such employee enters Recognized Employment. Participant Roth Contributions shall not be subject to the automatic election procedures of Section 2.3.

7. AMENDMENT TO PLAN ENROLLMENT PROVISIONS. Effective January 1, 2012, Section 2.3.2(a) of the 401(k) Plan Statement shall be amended to read in full as follows:

(a)	Affirmative Election. Each Participant may enroll for Participant Savings Contributions and/or Participant Roth Contributions by making an affirmative election (an “Affirmative Election”) prior to the Enrollment Date as of which the Participant desires to make it effective. Such Affirmative Election may provide for (i) a reduction in the amount of Eligible Pay which otherwise would be paid to the Participant by the Employer each payday in even increments of one percent (1%) not to exceed fifty percent (50%) and/or (ii) an automatic increase date other than the default in Section 2.4.5. Such Affirmative Election shall be effective as of the first payday for which implementation is administratively practicable.

8. AMENDMENT TO PLAN ENROLLMENT PROVISIONS. Effective January 1, 2012, Section 2.4.1. of the 401(k) Plan Statement shall be amended to read in full as follows:

2.4.1. Affirmative Increase or Decrease. A Participant may, upon giving prior notice to the Committee or its designee, modify the Participant’s Enrollment Election (automatic or affirmative) to increase or decrease the amount of Participant Savings Contributions and/or Participant Roth Contributions. Any increases in the Participant’s contribution rate must be in even increments of one percent (1%), and the maximum contribution rate is fifty percent (50%). Such increase or decrease shall be effective as of the first pay date for which implementing such increase is administratively practicable. If a Participant affirmatively modifies an Automatic Election, rules governing Automatic Elections shall cease to apply to such Participant except as provided otherwise in Section 2.4.5.

9. AMENDMENT FOR ROTH PROVISIONS. Effective January 1, 2012, Sections 2.4.5. through 2.5.2. of the 401(k) Plan Statement shall be amended to read in full as follows:

2.4.5. Automatic Increase in Enrollment Election.

(a)	If a Participant is making Participant Savings Contributions at the rate of at least one percent (1%) of Eligible Pay as of the automatic increase date, and the

Participant is making combined Participant Savings Contributions and Participant Roth Contributions of less than six percent (6%) of Eligible Pay, the Participant Savings Contributions rate shall be automatically increased by one percent (1%) of Eligible Pay. Such Participant’s Participant Roth Contributions shall not be increased under this Section 2.4.5.

(b)	Such automatic increase shall occur on or as soon as administratively practicable following the Participant’s automatic increase date, unless the Participant provides the Committee or its designee with an Affirmative Election either specifying a different contribution percentage, a different automatic increase date or terminating the automatic increase in the Participant’s contribution rate. For purposes of this Section 2.4.5, the “automatic increase date” shall mean:

(i)	February 1, 2011 and each February 1st thereafter; provided, however, that for an employee whose initial Enrollment Election occurs on or after August 1 of a calendar year beginning on or after January 1, 2010, such employee’s first automatic increase date shall occur on the February 1st of the second calendar year following the date of the employee’s initial Enrollment Election, and

(ii)	for an employee who ceases to be employed in Recognized Employment and who is later rehired into Recognized Employment or later enters Recognized Employment, any automatic increase date shall be determined under Section 2.4.5(b)(i) above based on the date of the employee’s initial Enrollment Election and not the date of any subsequent Enrollment Election.

2.4.6. 402(g) Limit. A Participant’s Participant Savings Contributions and Participant Roth Contributions under this Plan and any other plan of the Employer and Affiliates, for the Participant’s taxable year shall not exceed the dollar limit in effect for that taxable year under section 402(g) of the Code (which is $17,000 for 2012 and which is thereafter adjusted under the Code and by the Secretary of Treasury for cost-of-living increases) and a Participant’s Enrollment Election shall be canceled automatically to limit the Participant’s Participant Savings Contributions and Participant Roth Contributions accordingly. Automatic Participant Savings Contributions withdrawn pursuant to Section 2.3.4 shall not be counted towards the dollar limitation in this Section 2.4.6. The Enrollment Election (automatic or affirmative) of any Participant whose Participant Savings Contributions and/or Participant Roth Contributions were canceled during a Plan Year under this Section shall be reinstated automatically effective as of the first pay day in the subsequent Plan Year, if on such date, the Participant is employed in Recognized Employment

2.4.7. Automatic Suspension for Hardship Withdrawal. The Enrollment Election (automatic or affirmative) and catch up election, if any, of a Participant who receives a hardship distribution as provided in Section 7.2.4, shall be canceled automatically in accordance with those rules as of the date of such withdrawal and for the period of time specified in Section 7.2.4. Thereafter, such Participant shall be automatically reenrolled for Participant Savings Contributions, Participant Roth Contributions and catch up contributions, if any, effective on the first pay date following the last day of the suspension period, if on that date, the Participant is employed in Recognized Employment. For a Participant who had an Affirmative Election in effect on the date of cancellation, the Participant shall be reenrolled at the same percentage that was in effect on the date of the cancellation. For a Participant who had an Automatic Election in effect on the date of the cancellation, the Participant shall be reenrolled at the percentage that was in effect on the date of the cancellation adjusted for any automatic rate increases under Section 2.4.5 that would have taken effect for such Participant during the period of suspension for hardship distribution.

2.5.	Catch-Up Contributions.

2.5.1. Enrollment. Each Participant who is making combined Participant Savings Contributions and Participant Roth Contributions at the rate of at least six percent (6%) of Eligible Pay and who will be at least age fifty (50) on or before the last day of that Plan Year may enroll for catch-up contributions during that Plan Year by making a catch-up election. Generally, the catch-up election of any Participant who is eligible to make catch-up elective contributions shall provide for catch-up elective contributions through a reduction equal to not less than one percent (1%) nor more than percent fifty (50%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday (or, if the Committee approves, the catch-up election may provide for catch-up elective contributions through a reduction of a flat dollar amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday). If, however, the Participant is making both Participant Savings Contributions (and/or Participant Roth Contributions) and catch-up elective contributions at the same time, the Participant’s combined contribution rate for Participant Savings Contributions (and/or Participant Roth Contributions) and catch-up elective contributions shall not exceed eighty percent (80%) of the amount of Eligible Pay which would otherwise be paid to the Participant by the Employer each payday. The catch-up election shall be effective as soon as administratively practicable on or after it is received. The catch-up election shall remain in effect for so long as the Participant is eligible to make elective contributions under the Plan or, if earlier, the date the Participant modifies the catch-up election. On the catch-up election, the Participant shall designate the percentage of Eligible Pay that the Participant elects as catch-up elective contributions that should be allocated as pre-tax catch-up elective contributions and Roth catch-up elective contributions. The Committee shall specify the method (including telephonic, electronic or similar methods) of providing or modifying a catch-up election and notices, including requirements for advance notice.

2.5.2. Remittance. Catch-up elective contributions shall be deducted by the Employer from the Participant’s Eligible Pay. Catch-up elective contributions shall be deducted and accounted for separately from Participant Savings Contributions and Participant Roth Contributions. If the Participant has exceeded the limitation on Participant Savings Contributions and Participant Roth Contributions under section 402(g)(1) of the Code and Section 2.3.3 of the Plan Statement at the time the Participant makes catch-up elective contributions, such Participant’s catch-up elective contributions shall be credited to the Participant’s Catch-Up Contribution Account. If the Participant has not exceeded the limitation on Participant Savings Contributions and Participant Roth Contributions under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement at the time the Participant makes catch-up elective contributions, such Participant’s catch-up elective contributions shall be credited to a

Participant’s Employee Pre-Tax Contribution Account and/or Roth Account, as applicable. However, once the Participant’s combined Participant Savings Contributions and Participant Roth Contributions for the Plan Year equal or exceed the limitation under section 402(g)(1) of the Code and Section 2.4.6 of the Plan Statement for such. Plan Year, the Participant’s catch-up elective contributions for the Plan Year shall be credited to the Participant’s Catch-Up Contribution Account.

10. AMENDMENT FOR ROTH PROVISIONS. Effective January 1, 2012, Sections 2.5.4. through 2.5.6. of the 401(k) Plan Statement shall be amended to read in full as follows:

2.5.4. Re-characterization of Catch-Up Contributions as Elective Deferrals. To the extent that, apart from catch-up elective contributions, a Participant has failed to make the maximum allowable Participant Savings Contributions and/or Participant Roth Contributions for the Participant’s taxable year (e.g., could have made additional Participant Savings Contributions and/or Participant Roth Contributions (i) without exceeding the 402(g) limit and Section 2.4.6 of this Plan Statement, (ii) without exceeding the average deferral percentage test specified in section 401(k) of the Code and Appendix D of this Plan Statement, (iii) without exceeding the limitations on annual additions under section 415(c) of the Code and Appendix A of this Plan Statement, and (iv) without exceeding any other limit imposed under the Plan), any amounts initially characterized as catch-up elective contributions shall be, as of the last day of the Plan Year, re-characterized as Participant Savings Contributions and/or Participant Roth Contributions (and not catch-up elective contributions) depending on whether the Participant elected to make pre-tax catch-up elective contributions or Roth catch-up elective contributions. Any amounts re-characterized shall be treated as Participant Savings Contributions and/or Participant Roth Contributions (and not catch-up elective contributions) for all purposes of the Plan, including Employer Safe Harbor Matching Contributions.

2.5.5. Re-characterization of Elective Deferrals as Catch-Up Contributions. To the extent that (i) a Participant is eligible to make catch-up elective contributions as provided under Section 2.5.1, (ii) the Participant has excess Participant Savings Contributions and/or excess Participant Roth Contributions (either in excess of the annual contribution limit under section 402(g) of the Code, in excess of the limit in Section 2.4.6 of this Plan Statement, or in excess of the average deferral percentage test specified in section 401(k) of the Code and Appendix D of this Plan Statement), and (iii) the Participant has not exceeded the applicable annual contribution limit specified in section 414(v) of the Code, any amount initially characterized as Participant Savings Contributions and/or Participant Roth Contributions (and not as catch-up elective contributions) shall be re-characterized as catch-up elective contributions to the extent permitted under section 414(v) of the Code. Any amounts re-characterized shall be treated as catch-up elective contributions (and not Participant Savings Contributions or Participant Roth Contributions) for all purposes of the Plan.

2.5.6. Employer Safe Harbor Matching Contributions. Catch-up elective contributions, whether initially designated under Section 2.5.1 or re-characterized as catch-up elective contributions under Section 2.5.5, shall be eligible for Employer Safe Harbor Matching Contributions. Such Employer Safe Harbor Matching Contributions shall be made under Section 3.3, but only to the extent the Participant’s combined Participant Savings Contributions,

Participant Roth Contributions and catch-up elective contributions do not exceed six percent (6%) of the Participant’s Eligible Pay for each pay period. Employer Safe Harbor Matching Contributions on any catch-up contributions which are re-characterized as Participant Savings Contributions or Participant Roth Contributions pursuant to Section 2.5.4 shall be made as soon as administratively practicable after such catch-up elective contributions are re-characterized as Participant Savings Contributions or Participant Roth Contributions.

11. AMENDMENT TO PARTICIPANT CONTRIBUTION PROVISIONS. Effective January 1, 2012, Section 3.2 of the 401(k) Plan Statement shall be amended to read in full as follows:

3.2.	Participant Savings Contributions, Participant Roth Contributions and Catch-Up Contributions.

3.2.1. Amount. Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Fund the reduction in Eligible Pay which was elected to by each Participant pursuant to an Affirmative Election or a catch-up election (as described in Section 2.5.1) or was an automatic reduction in Eligible Pay pursuant to an Automatic Election. Participant Roth Contributions and catch-up elective contributions designated as Roth catch-up elective contributions shall be included in the Participant’s taxable income at the time the Participant would have received such amounts if he had not entered into the Affirmative Election.

3.2.2. Allocation. The Participant Savings Contributions, Participant Roth Contributions and the catch-up elective contributions, if any, made with respect to each Participant shall be allocated to that Participant’s Employee Pre-Tax Contribution Account, Roth Account and Catch-Up Contribution Account, as applicable for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

12. AMENDMENT TO THE MATCHING CONTRIBUTION PROVISIONS. Effective on January 1, 2012, Section 3.3. of the 401(k) Plan Statement shall be amended to read in full as follows:

3.3.	Employer Safe Harbor Matching Contributions.

3.3.1. Amount. The Employer shall contribute to the Trustee for deposit in the Fund and for crediting to the Participant’s Employer Safe Harbor Matching Account an amount which will equal:

(a)	one hundred percent (100%) of the Participant’s Participant Savings Contributions and Participant Roth Contributions for each pay period that when combined do not exceed three percent (3%) of the Participant’s Eligible Pay for such pay period, plus

(b)	fifty percent (50%) of the Participant’s Participant Savings Contributions and Participant Roth Contributions for each pay period that when combined exceed three percent (3%) but do not exceed six percent (6%) of the Participant’s Eligible Pay for such pay period.

Such Employer Safe Harbor Matching Contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.3.2. Eligibility. Such Employer Safe Harbor Matching Contributions shall be made only for Participants who have an Enrollment Election in effect during the Plan Year. Notwithstanding anything to the contrary, no Employer Safe Harbor Matching Contributions shall be made for Participant Savings Contributions and/or Participant Roth Contributions prior to the date a Participant has satisfied the general eligibility rule for Employer Safe Harbor Matching Contributions in Section 2.1.2.

3.3.3. Allocation. The Employer Safe Harbor Matching Contribution which is made with respect to a Participant shall be allocated to that Participant’s Employer Safe Harbor Matching Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

13. AMENDMENT TO ROLLOVER PROVISIONS. Effective on January 1, 2012, Section 3.8.2. of the 401(k) Plan Statement shall be amended to read in full as follows:

3.8.2. Eligible Contributions. Each employee in Recognized Employment may contribute to the Plan, in such form and manner as may be prescribed by the Committee in accordance with those provisions of federal law relating to rollover contributions, cash (or the cash proceeds from distributed property) received by the employee in Recognized Employment in an eligible rollover distribution. The permitted sources for an eligible rollover distribution include: (i) an eligible retirement plan that is a tax-qualified retirement plan under section 401(a) of the Code, (ii) a plan described in sections 403(a) or 403(b) of the Code, and (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Although a source may be included on the foregoing list, the Committee may refuse to accept an eligible rollover distribution from a particular, plan or individual retirement account or annuity. Also, the Committee may establish rules and conditions regarding the acceptance of direct rollovers under section 401(a)(31) of the Code from trustees or custodians of other qualified pension, profit sharing or stock bonus plans. The Plan will not accept a Rollover Contribution of after-tax employee contributions. The Plan will accept Rollover Contributions attributable to Roth contributions to the Roth Rollover Account only if it is a direct rollover from another Roth account under an applicable retirement plan described in section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of section 402(c) of the Code. The Plan will not accept rollovers from an individual retirement account or annuity described in sections 408(a) or 408(b) of the Code; provided, however, that the Plan will accept rollovers from an individual retirement account solely established to hold funds transferred from a tax-qualified retirement plan under section 401(a) of the Code which contains only amounts properly transferred to such individual retirement account from a tax-qualified retirement plan under Section 401(a) of the Code.

14. AMENDMENT TO THE HARDSHIP PROVISIONS. Effective on January 1, 2012, Section 7.2.4.(d)-(e) of the 401(k) Plan Statement shall be amended to read in full as follows:

(d)	Coordination with Other Plans. The rules described in this Section 7.2.4(d) apply only if the hardship distribution includes a portion of the Participant’s Employee Pre-Tax Contribution Account and/or Roth Account. The Participant’s 401(k) Enrollment Election, Participant Savings Contributions, Participant Roth Contributions and employee contributions under all other plans maintained by the Employer and Affiliates shall be canceled for six (6) months after receipt of a hardship distribution and shall be automatically reinstated, provided the Participant is in Recognized Employment. For the purposes of this Section, all other plans maintained by the Employer and Affiliates shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer and Affiliates (including the UnitedHealth Group Incorporated 1988 Employee Stock Purchase Plan, the UnitedHealth Group 1993 Employee Stock Purchase Plan, the UnitedHealth Group Executive Savings Plan and any other stock option, stock purchase or similar plans now or later adopted).

(e)	Sequence of Accounts. Each hardship distribution made pursuant to this Section 7.2.4 shall first be taken from and charged to the Participant’s Accounts in such sequence as is adopted by the Committee from time to time. Hardship distributions from the Participant’s Employee Pre-Tax Contribution Account and/or Roth Account shall not include any earnings on such Participant Savings Contributions and/or Participant Roth Contributions or any qualified non-elective contributions or any earnings on such qualified non-elective contributions.

15. AMENDMENT TO THE QUALIFIED DOMESTIC RELATIONS ORDER PROVISIONS. Effective on January 1, 2012, Appendix C shall be amended to read in full as follows.

APPENDIX C

QUALIFIED DOMESTIC RELATIONS ORDERS

Notwithstanding Section 8 or anything else in the Plan to the contrary, a Participant’s Accounts may be distributed to an Alternate Payee in accordance with a qualified domestic relations order, as such term is described in sections 401(a)(13) and 414(p) of the Code and section 206(d)(3) of ERISA The applicability and requirements for any such distribution shall be determined based on the rules provided in the Plan’s qualified domestic relations order procedures, which are hereby incorporated by reference.

16. AMENDMENT TO THE EXCESS DEFERRAL PROVISIONS. Effective on January 1, 2012, Appendix D, Sections 1.1.1. through 1.1.2. of the 401(k) Plan Statement shall be amended to read in full as follows:

1.1.1. In General. A Participant-may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee or its designee in writing not later than five (5) business days prior to the April 15 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of Participant Savings Contributions and Participant Roth Contributions allocated to the Participant’s Employee Pre-Tax Contribution Account and Roth Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan Statement, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year. If a Participant is eligible to make catch-up contributions pursuant to Section 2 of the Plan Statement but such Participant does not make catch-up contributions or does not make the maximum allowable catch-up contributions for such taxable year, then the Participant’s excess deferrals shall first be re-characterized as catch-up contributions, to the extent permitted under section 414(v) of the Code, and any remaining excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.

1.1.2. Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of Participant Saving Contributions and Participant Roth Contributions allocated to the Participant’s Employee Pre-Tax Contribution Account and Roth Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

17. AMENDMENT TO THE EXCESS DEFERRAL PROVISIONS. Effective on January 1, 2012, Appendix D, Section 1.1.5. of the 401(k) Plan Statement shall be amended to read in full as follows:

1.1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Employee Pre-Tax Contribution Account and Roth Account, as appropriate based on the Participant’s direction and the Committee’s determination.

18. AMENDMENT TO THE EXCESS CONTRIBUTIONS PROVISIONS. Effective on January 1, 2012, Appendix D, Sections 2.1.1.(a) and (d) of the 401(k) Plan Statement shall be amended to read in full as follows:

(a)	An eligible employee means an individual who is eligible to provide for Participant Savings Contributions and/or Participant Roth Contributions pursuant to Section 2.3 of the Plan Statement for all or a part of the Plan Year (whether or not the individual does so) and who has not attained age 21 and completed year of Eligibility Service.

*        *        *

(d)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of Participant Savings Contributions and Participant Roth Contributions credited to the eligible employee’s Employee Pre-Tax Contribution Account and Roth Account excluding:

(A)	any catch-up elective contributions,

(B)	the excess deferrals, as defined in Section 1 of this Appendix, of any eligible NHCE, and

(C)	any elective contributions withdrawn pursuant to Section 2.3.4 of the Plan Statement and section 414(w) of the Code,

and including the excess deferrals, as defined in Section 1 of this Appendix, of any eligible HCE but only to the extent such excess deferrals are attributable to this Plan (or any other plan of the Employer and all Affiliates), to

(ii)	the eligible employee’s compensation, as defined below, for the portion of such Plan Year that the employee is an eligible employee.

For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

19. AMENDMENT TO THE EXCESS CONTRIBUTIONS PROVISIONS. Effective on January 1, 2012, Appendix D, Section 2.1.4. of the 401(k) Plan Statement shall be amended to read in full as follows:

2.1.4. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 2.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) a maximum amount of Participant Savings Contributions and/or Participant Roth Contributions that can be made pursuant to an Enrollment Election by eligible HCEs that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.1.3 and the commencement and termination dates for any modifications.

20. AMENDMENT TO THE EXCESS CONTRIBUTIONS PROVISIONS. Effective on January 1, 2012, Appendix D, Sections 2.2.2. through 2.2.3. of the 401(k) Plan Statement shall be amended to read in full as follows:

2.2.2. Determining Excess Contributions. For purposes of this Section 2.2, excess contributions shall mean, with respect to any Plan Year, the excess of:

(a)	the aggregate amount of Participant Savings Contributions and Participant Roth Contributions taken into account in computing the average deferral percentage of eligible HCEs for such Plan Year, over

(b)	the maximum amount of such contributions permitted by the section 401(k) test described in Section 2.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible HCEs’ contributions as follows:

(i)	The Participant Savings Contributions and Participant Roth Contributions made pursuant to an Enrollment Election of the eligible HCE who has the highest deferral percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such eligible HCE’s deferral percentage to equal the next highest deferral percentage of an eligible HCE.

(ii)	If neither the tests is satisfied after such reduction, the Participant Savings Contributions and Participant Roth Contributions made pursuant to an Enrollment Election of the eligible HCEs who then have the highest deferral percentage (including those eligible HCEs whose contributions were reduced under (i) above) shall be reduced by the amount required to cause such eligible HCEs’ deferral percentage to equal the next highest deferral percentage of an eligible HCE.

(iii)	If neither of the tests is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied;

2.2.3. Method of Distributing Excess Contributions. Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed from the eligible HCE’s Employee Pre-Tax Contribution Account and Roth Account. The amount of excess contributions to be allocated and distributed on behalf of each eligible HCE for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The Participant Savings Contributions and Participant Roth Contributions made pursuant to an Enrollment Election of the eligible HCE who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible HCE’s Participant Savings Contributions and Participant Roth Contributions to equal the next highest dollar amount contributed by eligible HCEs (and the amount credited pursuant to Section 3.2 of the Plan Statement shall be reduced accordingly).

(b)	If any excess contributions remain after performing (a), then the eligible HCEs who have the next highest dollar amount of contributions made pursuant to an Enrollment Election (including those eligible HCEs reduced under (a) above) shall be reduced by the amount required to cause such eligible HCEs’ contributions to equal the next highest dollar amount contributed by eligible HCEs (and the amount credited pursuant to Section 3.2 of the Plan Statement shall be reduced accordingly).

(c)	If any excess contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess contributions remain.

(d)	Excess contributions shall be distributed from the Participant’s Employee Pre-Tax Contribution Account and Roth Account, as appropriate based on the Participant’s direction and the Committee’s determination.

Provided, however, if the total amount of reduction determined in (a), (b) and (c) would be greater than the amount of excess contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess contributions. If excess contributions are allocated to an eligible HCE who is eligible to make catch-up contributions to this Plan and who does not make the maximum allowable catch-up contributions for such Plan Year under section 414(v) of the Code, then such excess contributions shall first be re-characterized as catch-up contributions, to the extent permitted under section 414(v) of the Code, and any remaining excess contributions shall be distributed from the eligible HCE’s Employee Pre-Tax Contribution Account and Roth Account.

21. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the 401(k) Plan Statement shall continue in full force and effect.